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                      COMPUTATION OF EARNINGS PER SHARE            Exhibit 11

               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES


                                                                                      (In Millions, Except
                                                                                        Per Share Amounts)
                                                                                        Nine Months Ended
                                                                                          September 30
                                                                                    ------------------------
                                                                                    1996                1995
                                                                                    ----                ----

       Primary and fully diluted earnings per share:
         Average shares outstanding                                                 11.7                12.0
         Net effect of dilutive stock options
           and performance shares based on
           treasury stock method using
           average market price                                                       --                  --
                                                                                    ----                ----
         Average shares and equivalents                                             11.7                12.0
                                                                                    ====                ====
         Net income applicable to average
           share and equivalents                                                   $42.7               $43.2
                                                                                   =====               =====
         Income per share                                                          $3.66               $3.61
                                                                                   =====               =====


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